Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus posts strong third quarter 2015 financial results

•	Core business revenue[1] increased 17 percent

•	Raises full year margin and EPS guidance

•	Strong free cash flow[2] enabled $3 million voluntary debt payment

•	Appoints Vice President for IT & Network Communication service line

COLORADO SPRINGS, Colo., Nov. 4, 2015 — Vectrus, Inc. (NYSE:VEC) announced third quarter 2015 results, which included revenue of $299.1 million, operating income of $8.5 million and diluted earnings per share of $1.29. Excluding one-time tax settlements, adjusted operating income2 was $11.8 million and adjusted EPS2 was $0.65. As of Sept. 25, 2015, year-to-date net cash provided by operating activities was $10.0 million and free cash flow2 was $9.3 million.
“Third quarter results showed continued growth in our core business when compared to 2014, while strong free cash flow allowed us to continue to pay down debt ahead of schedule,” said Ken Hunzeker, chief executive officer and president of Vectrus.

Recent Business Update

The third quarter of 2015 saw solid funded orders of $444 million, representing a funded book-to-bill3 ratio of 1.5x. During the quarter, Vectrus was awarded a nearly $12 million modification to provide the Turkey Spain Base Maintenance Contract contingency support for Operation Inherent

Exhibit 99.1

Resolve. Furthermore, Vectrus is starting to assess requests for proposals for task orders on the Indefinite Delivery/Indefinite Quantity contracts reported last quarter.
Vectrus recently announced a key strategic hire to support its growth objectives. “We appointed Chico Moline as vice president of our IT and Network Communication service line,” said Hunzeker. “Chico brings valuable experience to the organization in an area that is important to our plans for future growth. The IT and Network Communication service line has been gaining traction and we see additional opportunities to expand our presence in this market.” In addition, the Army Corps of Engineers Information Technology contract reached full operational capability in the quarter.

Vectrus completed its first full year as a publicly-traded, pure-play government services company. Significant year-one accomplishments include substantial completion of transition service agreements, favorable resolution of legacy tax liabilities from the former parent company, and a successful brand launch. "We assumed full operational responsibility for all IT systems and HR benefit plans from the former parent company, which contributes to a lower and more competitive cost structure going forward," said Matt Klein, chief financial officer of Vectrus.

Third Quarter 2015 Results

•	Revenue of $299.1 million

•	Operating income of $8.5 million, adjusted operating income[2] of $11.8 million

•	Operating margin of 2.8 percent, adjusted operating margin[2] of 3.9 percent

•	Diluted earnings per share of $1.29, adjusted diluted earnings per share[2] of $0.65

"Core business revenue1 was $260.1 million for the third quarter, which is 17 percent growth compared to the same period last year," said Hunzeker. "We are pleased to report our second consecutive quarter of double digit growth in our core business, primarily driven by our new contracts."

Third quarter 2015 revenue of $299.1 million declined $1.6 million, or 0.5 percent, compared to the third quarter 2014. On an adjusted basis, third quarter 2015 revenue2 of $299.1 million increased $11.0 million, or 3.8 percent, compared to the third quarter 2014.
Programs based in Afghanistan contributed $39.0 million of revenue in the third quarter 2015, down $26.2 million compared to the third quarter 2014.
Operating income was $8.5 million, or 2.8 percent of operating margin, in the third quarter 2015, compared to $3.3 million, or 1.1 percent, in the third quarter 2014. Adjusted operating income2 was $11.8 million, or 3.9 percent, in the third quarter 2015, an increase of $2.3 million when compared to the third quarter 2014.
Third quarter 2015 diluted earnings per share were $1.29 compared to $0.20 in 2014, and adjusted diluted earnings per share2 were $0.65 compared to $0.59 in 2014.
Year-to-date, Sept. 25, 2015, net cash provided by operating activities was $10.0 million compared to $40.2 million during the same period in 2014. Free cash flow2 was $9.3 million year-to-date, compared to $38.1 million provided during the same period in 2014.

Exhibit 99.1

“Our strong free cash flow2 enabled us to make a voluntary debt payment of $3.0 million during the quarter and $9.0 million year-to-date," said Klein. "Additionally, our debt payments have helped lower our debt/EBITDA leverage ratio to less than 2.50x.”
For the quarter ended Sept. 25, 2015, the Company ended with total backlog of $2.4 billion and funded backlog of $0.9 billion.
2015 Guidance
The Company is updating its 2015 revenue, adjusted operating margin4, adjusted diluted EPS5, and free cash flow6 guidance.

(In millions, except Adjusted Operating Margin and per share amounts)	(Prior) 2015 Guidance			(Updated) 2015 Guidance
Revenue	$1,150	to	$1,200	$1,165	to	$1,185
Adjusted Operating Margin [4]	3.2%	to	3.6%	3.5%	to	3.7%
Adjusted EPS, diluted [5]	$1.85	to	$2.23	$2.10	to	$2.28
Free Cash Flow [6]	$15	to	$19	$17	to	$19
The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.
Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. ET on Thursday, Nov. 5, 2015. U.S.-based participants may dial in to the conference call at 888-428-9480, while international participants may dial 719-325-2491. Passcode for both is 2974289. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through Nov. 19, 2015, at 877-870-5176 (domestic) or 858-384-5517 (international) with passcode 2974289.
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Footnotes:
1 Core business revenue is defined as total adjusted revenue less revenue from Afghanistan programs. Q3 2015 total revenue less Afghanistan program revenue is $260.1 million and Q3 2014 total adjusted revenue2 less Afghanistan program revenue $222.9 million; represents a 17% increase. See “Key Performance Indicators and Non-GAAP Financial Measures.”
2 See “Key Performance Indicators and Non-GAAP Financial Measures.”
3 Adjusted book-to-bill is the amount of adjusted funded orders divided by adjusted revenue for the period.
4 Full year 2015 adjusted operating margin guidance excludes the pretax impact of year-to-date separation costs to become a standalone public company in the amount of $177,000 and tax indemnifications of $3.3 million.
5 Full-year 2015 adjusted diluted EPS excludes the impact of 2015 separation costs, net of taxes, in the amount $184,000 or $0.02 per share and the net impact of the settlement of uncertain tax positions of $6.9 million or $0.64 per share. EPS is calculated using the estimated weighted average diluted common shares outstanding for the year ending December 31, 2015, of 10.8 million.

Exhibit 99.1

6 Full-year 2015 free cash flow guidance is GAAP net cash (used in) and provided by operating activities less estimated capital expenditures of $1 million.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes more than 5,000 employees spanning 85 locations in 15 countries. In 2014, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about our spin-off from former parent (The “Separation”), the terms and the effect of the separation and related matters, future strategic plans and other statements that describe our business strategy, outlook, objectives, plans, intentions or goals, and any discussion of guidance or future operating or financial performance. Whenever used, words such as "may", "will", "likely", "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "target", "could," "potential," "continue," or similar terminology. These statements are based on the beliefs and assumptions of the management of the company based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The company undertakes no obligation to update our forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off, including whether the spin-off and related transactions will result in any tax liability, the operational and financial profile or any of our businesses after giving effect to the spin-off, and our ability to operate as an independent entity; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; protests of new awards; our ability to submit proposals for and/or win all potential opportunities in our pipeline; changes in technology, intellectual property matters, government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government's budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog and retain and renew our existing contracts; impairment of goodwill; misconduct of our employees, subcontractors, agents and

Exhibit 99.1

business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors described in Part I, Item 1A – “Risk Factors,” and elsewhere in our 2014 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands, except per share data)	2015	2014	2015	2014
Revenue	$299,061	$300,651	$869,490	$917,504
Cost of revenue	272,224	273,712	791,170	825,598
Selling, general and administrative expenses	18,366	23,648	49,650	61,637
Operating income	8,471	3,291	28,670	30,269
Interest (expense) income, net	(1,583)	(22)	(4,616)	28
Income from continuing operations before income taxes	6,888	3,269	24,054	30,297
Income tax (benefit) expense	(7,140)	1,155	(958)	10,815
Net income	$14,028	$2,114	$25,012	$19,482

Earnings per share ¹
Basic	$1.33	$0.20	$2.37	$1.86
Diluted	$1.29	$0.20	$2.31	$1.86
Weighted average common shares outstanding - basic	10,560	10,474	10,533	10,474
Weighted average common shares outstanding - diluted	10,848	10,474	10,808	10,474

¹ For periods ended September 27, 2014 and prior, basic and diluted earnings per share are computed using the number of shares of Vectrus common stock outstanding on September 27, 2014, the Distribution Date under the Spin-off.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 25,	December 31,
(In thousands, except share information)	2015	2014
Assets	(unaudited)
Current assets
Cash	$41,160	$42,823
Receivables	214,942	202,732
Costs incurred in excess of billings	7,287	7,112
Other current assets	13,873	10,883
Total current assets	277,262	263,550
Property, plant, and equipment, net	6,769	8,920
Goodwill	216,930	216,930
Other non-current assets	1,587	6,575
Total non-current assets	225,286	232,425
Total Assets	$502,548	$495,975
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$115,929	$114,487
Billings in excess of costs	13,304	5,806
Compensation and other employee benefits	37,204	36,580
Deferred tax liability	22,441	25,414
Short-term debt	17,000	11,375
Other accrued liabilities	37,857	37,073
Total current liabilities	243,735	230,735
Long-term debt, net	100,540	122,484
Deferred tax liability	72,903	75,337
Other non-current liabilities	2,295	13,544
Total non-current liabilities	175,738	211,365
Total liabilities	419,473	442,100
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,560,058 and 10,484,974 shares issued and outstanding	106	105
Additional paid in capital	58,057	52,967
Retained earnings	28,343	3,331
Accumulated other comprehensive loss	(3,431)	(2,528)
Total shareholders' equity	83,075	53,875
Total Liabilities and Shareholders' Equity	$502,548	$495,975

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 25,	September 26,
(In thousands)	2015	2014
Operating activities
Net income	$25,012	$19,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,500	2,382
Loss on disposal of property, plant, and equipment	328	166
Stock-based compensation	5,621	—
Amortization of debt issuance costs	555	—
Changes in assets and liabilities:
Receivables	(13,862)	39,457
Other assets	1,893	—
Accounts payable	1,994	(11,781)
Billings in excess of costs	7,498	(3,201)
Deferred taxes	(5,306)	(1,213)
Compensation and other employee benefits	700	(11,359)
Other liabilities	(16,889)	6,247
Net cash provided by operating activities	10,044	40,180
Investing activities
Purchases of capital assets	(769)	(2,049)
Net cash used in investing activities	(769)	(2,049)
Financing activities
Proceeds from issuance of long-term debt	—	140,000
Repayments of long-term debt	(16,875)	—
Proceeds from exercise of stock options	107	—
Payment of debt issuance costs	—	(3,698)
Proceeds from revolver	235,500	—
Repayments of revolver	(235,500)	—
Distribution to subsidiary of Exelis	—	(136,281)
Proceeds from insurance financing	14,857	—
Repayments of insurance financing	(8,061)	—
Payments of employee withholding taxes on share-based compensation	(759)	—
Transfer to Former Parent, net	—	(6,372)
Net cash used in financing activities	(10,731)	(6,351)
Exchange rate effect on cash	(207)	—
Net change in cash	(1,663)	31,780
Cash-beginning of year	42,823	10,446
Cash-end of period	41,160	42,226
Supplemental Disclosure of Cash Flow Information:
Interest paid	$4,381	$—
Income taxes paid	$11,129	$—

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, net income, diluted earnings per share, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of adjusted revenue, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and free cash flow are provided below.
“Adjusted revenue” is defined as revenue adjusted to exclude the Tethered Aerostat Radar System (TARS) program revenue which has been retained by former parent.
“Adjusted operating income” is defined as net income, adjusted to exclude income tax expense (benefit), interest income (expense), TARS program operating income (loss), pretax impact of separation costs incurred to become a public company, and tax indemnifications.
“Adjusted operating margin” is defined as net income, adjusted to exclude income tax expense (benefit), interest income (expense), TARS program operating income (loss), pretax impact of separation costs incurred to become a public company, and tax indemnifications divided by adjusted revenue.
"Adjusted net income" is defined as net income, adjusted to exclude TARS program operating income (loss), separation costs incurred to become a public company, and net settlement of uncertain tax positions, net of taxes.
"Adjusted diluted earnings per share" is defined as net income, adjusted to exclude TARS program operating income (loss), separation costs incurred to become a public company, and net settlement of uncertain tax positions, net of taxes divided by the weighted average diluted common shares outstanding.
“Free cash flow” is defined as GAAP net cash (used in) and provided by operating activities less capital expenditures.
"Adjusted funded orders" is defined as funded orders adjusted to exclude the TARS program orders.
"Core business revenue" is defined as total adjusted revenue less revenue from Afghanistan programs.

(In thousands)	Three Months Ended		Nine Months Ended
Adjusted Revenue (Non-GAAP Measure)	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Revenue	$299,061	$300,651	$869,490	$917,504
TARS revenue ¹	—	(12,578)	—	(31,315)
Adjusted revenue	$299,061	$288,073	$869,490	$886,189

¹ TARS program historical revenue, which has been retained by former parent.

Exhibit 99.1

(In thousands)	Three Months Ended		Nine Months Ended
Adjusted Operating Income (Non-GAAP Measure)	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Net income	$14,028	$2,114	$25,012	$19,482
Income tax (benefit) expense	(7,140)	1,155	(958)	10,815
Interest (expense) income, net	(1,583)	(22)	(4,616)	28
Operating income	8,471	3,291	28,670	30,269
Operating margin	2.8%	1.1%	3.3%	3.3%
TARS operating income (loss)[1] (pretax)	—	(931)	—	(1,541)
Separation costs ² (pretax)	—	7,148	177	12,681
Tax Indemnifications [3]	$3,300	$—	$3,300	$—
Adjusted operating income	$11,771	$9,508	$32,147	$41,409
Adjusted operating margin	3.9%	3.3%	3.7%	4.7%

¹ TARS program historical operating income (loss), which has been retained by former parent.
² Costs incurred to become a stand-alone public company.
[3] Tax Indemnifications in connection with the spin-off (see NOTE 3 to the financial statements "Tax Indemnifications").

(In thousands, except for per share data)	Three Months Ended		Nine Months Ended
Adjusted Diluted Earnings Per Share	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Net income	$14,028	$2,114	$25,012	$19,482
TARS operating income (loss) ¹ (pretax)	—	(931)	—	(1,541)
Separation costs ² (pretax)	—	7,148	177	12,681
Tax impact of adjustments	—	(2,195)	7	(3,977)
Net settlement of uncertain tax positions [3]	$(6,949)	$—	$(6,949)	$—
Adjusted net income	$7,079	$6,136	$18,247	$26,645
GAAP EPS - diluted	$1.29	$0.20	$2.31	$1.86
Adjusted EPS - diluted	$0.65	$0.59	$1.69	$2.54

Weighted average common shares outstanding - diluted	10,848	10,474	10,808	10,474

¹ TARS program historical operating income (loss), which has been retained by former parent.
² Costs incurred to become a stand-alone public company.
[3] Net settlement of uncertain tax positions due to resolution of examinations of tax returns of our former parent (see NOTE 3 to the financial statements "Uncertain Tax Positions")

Exhibit 99.1

(In thousands)	Nine Months Ended
Free Cash Flow (Non-GAAP Measure)	September 25, 2015	September 26, 2014
Net cash provided by operating activities	$10,044	$40,180
Subtract:
Capital expenditures	(769)	(2,049)
Free cash flow	$9,275	$38,131

(In millions)	Three Months Ended		Nine Months Ended
Adjusted Funded Orders (Non-GAAP Measure)	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Orders	$443.8	$715.6	$919.8	$1,192.9
TARS Orders ¹	$—	$(12.6)	$—	$(24.9)
Adjusted Orders	$443.8	$703.0	$919.8	$1,168.0

¹ TARS program historical orders, which has been retained by former parent.

(In thousands)	Three Months Ended
Adjusted Revenue and Core Business Revenue (Non-GAAP Measure)	September 25, 2015	September 26, 2014	$ Change	% Change
Revenue	$299,061	$300,651
TARS revenue ¹	—	(12,578)
Adjusted revenue	$299,061	$288,073
Less Afghanistan Program Revenue	$(38,951)	$(65,190)
Core business revenue	$260,110	$222,883	$37,227	17%

(In thousands)	Nine Months Ended
Adjusted Revenue and Core Business Revenue (Non-GAAP Measure)	September 25, 2015	September 26, 2014	$ Change	% Change
Revenue	$869,490	$917,504
TARS revenue ¹	$—	$(31,315)
Adjusted revenue	$869,490	$886,189
Less Afghanistan Program Revenue	$(128,498)	$(219,026)
Core business revenue	$740,992	$667,163	$73,829	11%

¹ TARS program historical revenue, which has been retained by former parent.

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Three Months Ended				Nine Months Ended
(In thousands)	September 25, 2015		September 26, 2014		September 25, 2015		September 26, 2014
Military branch	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Army	$273,372	91%	$281,339	94%	$790,567	91%	$822,901	86%
Navy	6,448	2%	7,416	2%	19,320	2%	17,843	2%
Air Force	18,688	6%	11,896	4%	58,004	7%	68,952	7%
Marines	553	—%	—	—%	1,599	—%	—	—%
Other U.S Government¹	—	—%	—	—%	—	—%	7,808	5%
Total Revenue	$299,061		$300,651		$869,490		$917,504

¹ TARS program, which was retained by the former parent

	Three Months Ended				Nine Months Ended
(in thousands)	September 25, 2015		September 26, 2014		September 25, 2015		September 26, 2014
Contract type	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$36,121	12%	$26,983	9%	$239,865	28%	$207,265	23%
Cost-Plus and Cost Reimbursable ¹	262,940	88%	273,668	91%	629,625	72%	710,239	77%
Total Revenue	$299,061		$300,651		$869,490		$917,504

¹ Includes time and material contracts

	Three Months Ended				Nine Months Ended
(In thousands)	September 25, 2015		September 26, 2014		September 25, 2015		September 26, 2014
Contract Relationship	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$275,795	92%	$258,473	86%	$787,032	91%	$782,854	85%
Sub Contractor	23,266	8%	42,178	14%	82,458	9%	134,650	15%
Total Revenue	$299,061		$300,651		$869,490		$917,504
Source: Vectrus, Inc.